EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-282881 on Form S-3 and Registration Statement Nos. 333-234140, 333-105010, and 333-271448 on Form S-8 of our report dated February 26, 2026, relating to the 2025 financial statements of H2O America and the effectiveness of H2O America's internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Jose, California

February 26, 2026